Exhibit 99.5

UNAUDITED PRO FORMA, AS ADJUSTED CONSOLIDATED FINANCIAL INFORMATION

Introduction

Our unaudited pro forma condensed combined balance sheet as of March 31, 2014 and our unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2014 and the year ended December 31, 2013 and the twelve months ended March 31, 2014, reflect the following transactions:

•	this offering of 15,280,000 common units for estimated aggregate gross proceeds of approximately $400.0 million based on the last sale price of our common units on July 17, 2014 of $26.18 per common unit (excluding the up to 2,292,000 additional common units that may be purchased at the option of the underwriters) and the contribution by our general partner of approximately $8.2 million in order to maintain its general partner interest;

•	the Notes Offering of $350.0 million aggregate principal amount of our Senior Notes;

•	our pending CSI Acquisition, for cash consideration in the amount of approximately $825.0 million, subject to adjustment for working capital and other matters, including the termination and no assumption of any of CSI’s currently existing long-term indebtedness. The following table summarizes the preliminary allocation of the purchase price to the estimated fair value of the assets expected to be acquired and liabilities expected to be assumed at the date of acquisition (in thousands):

Current assets	$112,147
Property and equipment	559,507
Intangible and other assets	236,738

Total assets acquired	908,392

Current liabilities	83,392
Long-term debt	—
Other long-term liabilities	—

Total liabilities assumed	83,392

Net assets acquired	$825,000

We expect to incur approximately $8.0 million of acquisition costs in connection with the pending CSI Acquisition.

•	the repayment in full of all borrowings outstanding under our Existing Credit Agreement; and

•	our entry into the New Credit Agreement and initial borrowings thereunder.

Adjustments for the above-listed transactions on an individual basis are presented in the notes to the unaudited pro forma financial statements. Certain information normally included in the financial statements prepared in accordance with GAAP has been condensed or omitted in accordance with the rules and regulations of the SEC. The unaudited pro forma financial statements and accompanying notes should be read in conjunction with the historical financial statements and related notes thereto appearing elsewhere herein. The unaudited last twelve months financial data for the twelve months ended March 31, 2014 has been calculated by subtracting the data for the three months ended March 31, 2013 from the data for the year ended December 31, 2013, and adding the data for the three months ended March 31, 2014.

The unaudited pro forma, as adjusted, condensed combined financial statements do not purport to be indicative of the results of operations or financial position that we actually would have achieved if the transactions had been consummated on the dates indicated, nor do they project our results of operations or financial position for any future period or date.

COMPRESSCO PARTNERS, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2014

(in thousands)

	Historical	CSI Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$12,633	$1,559	$23,547	(A)	$37,739
Trade accounts receivable, net	18,726	32,612	—		51,338
Inventories	13,545	75,443	—		88,988
Deferred tax asset	57	4,870	(4,870)	(B)	57
Prepaid expenses and other current assets	1,502	2,533	—		4,035

Total current assets	46,463	117,017	18,677		182,157

Property, plant, and equipment:
Land and building	2,178	69,695	9,806		81,679
Compressors and equipment	177,782	623,212	114,444		915,438
Vehicles	12,656	—	1,975		14,631

Total property, plant, and equipment	192,616	692,907	126,225	(C)	1,011,748
Less accumulated depreciation	(92,162)	(259,625)	—		(351,787)

Net property, plant, and equipment	100,454	433,282	126,225		659,961
Other assets:
Goodwill	72,161	—	166,083	(D)	238,244
Deferred tax assets	1,750	—	—		1,750
Other assets	2,803	1,555	15,725	(E)	20,083
Intangible assets	—	—	69,100	(E)	69,100

Total other assets	76,714	1,555	250,908		329,177

Total assets	$223,631	$551,854	$395,810		$1,171,295

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable	$6,524	$34,666	$—		$41,190
Accrued liabilities and other	4,154	48,726	—		52,880
Accrued payroll and benefits	634	—	—		634
Amounts payable to affiliates	4,698	—	—		4,698
Deferred tax liabilities	2,021	—	—		2,021

Total current liabilities	18,031	83,392	—		101,423
Other liabilities:
Long-term debt, net	32,220	95,803	383,477	(F)	511,500
Deferred tax liabilities	4,725	113,308	(113,308)	(B)	4,725
Other long-term liabilities	50	—	—		50

Total other liabilities	36,995	209,111	270,169		516,275
Commitments and contingencies
Partners’ capital:
General partner interest	3,112		8,164	(G)	11,276
Common units	103,709		400,000	(G)	480,537
			(23,172)	(A, G)
Subordinated units	64,339		—		64,339
Accumulated other comprehensive income (loss)	(2,555)	(378)	378	(H)	(2,555)
Common stock		18	(18)	(H)	—
Additional paid-in capital		14,455	(14,455)	(H)	—
Retained earnings		245,256	(245,256)	(H)	—

Total partners’ capital	168,605	259,351	125,641		553,597

Total liabilities and partners’ capital	$223,631	$551,854	$395,810		$1,171,295

COMPRESSCO PARTNERS, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2014

(in thousands)

	Historical	CSI Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Compression and other services	$27,927	$46,614	$—		$74,541
Sales of compressors and parts	1,883	46,417	—		48,300

Total Revenues	29,810	93,031	—		122,841
Cost of revenues (excluding depreciation and amortization expense):
Cost of compression and other services	15,154	22,936	—		38,090
Cost of compressors and parts sales	929	39,523	—		40,452

Total cost of revenues	16,083	62,459	—		78,542
Selling, general and administrative expense	4,094	8,561	—		12,655
Depreciation and amortization	3,682	9,858	2,102	(C)	18,128
			2,486	(E)
Interest expense, net	159	342	6,125	(I)	7,074
			1,211	(J)
			(763)	(K)
Other expense (income), net	539	(191)	—		348

Income (loss) before income tax provision	5,253	12,002	(11,161)		6,094
Provision (benefit) for income taxes	634	4,380	(4,061)	(L)	953

Net income (loss)	$4,619	$7,622	$(7,100)		$5,141

General partner interest in net income	$92				$102

Common units interest in net income	$2,700				$4,014

Subordinated units interest in net income	$1,827				$1,025

Net income per common unit:
Basic	$0.29				$0.16
Diluted	$0.29				$0.16
Weighted average common units outstanding:
Basic	9,275,936		15,280,000		24,555,936
Diluted	9,313,078		15,280,000		24,593,078
Net income per subordinated unit:
Basic and diluted	$0.29				$0.16
Weighted average subordinated units outstanding:
Basic and diluted	6,273,970				6,273,970

COMPRESSCO PARTNERS, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(in thousands)

	Historical	CSI Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Compression and other services	$112,937	$178,530	$—		$291,467
Sales of compressors and parts	8,364	152,969	—		161,333

Total Revenues	121,301	331,499	—		452,800
Cost of revenues (excluding depreciation and amortization expense):
Cost of compression and other services	63,425	82,286	—		145,711
Cost of compressors and parts sales	4,691	128,600	—		133,291

Total cost of revenues	68,116	210,886	—		279,002
Selling, general and administrative expense	17,467	31,792	—		49,259
Depreciation and amortization	14,642	37,726	8,406	(C)	70,718
			9,944	(E)
Interest expense, net	469	1,256	24,500	(I)	27,754
			4,845	(J)
			(3,316)	(K)
Other expense (income), net	782	(695)	—		87

Income (loss) before income tax provision	19,825	50,534	(44,379)		25,980
Provision (benefit) for income taxes	2,258	16,966	(16,145)	(L)	3,079

Income (loss) before discontinued operations	$17,567	$33,568	$(28,234)		$22,901

General partner interest in net income before discontinued operations	$351				$458

Common units interest in net income before discontinued operations	$10,251				$17,841

Subordinated units interest in net income before discontinued operations	$6,965				$4,602

Income before discontinued operations per common unit:
Basic	$1.11				$0.73
Diluted	$1.10				$0.73
Weighted average common units outstanding:
Basic	9,230,876		15,280,000		24,510,876
Diluted	9,305,066		15,280,000		24,585,066
Income before discontinued operations per subordinated unit:
Basic and diluted	$1.11				$0.73
Weighted average subordinated units outstanding:
Basic and diluted	6,273,970				6,273,970

COMPRESSCO PARTNERS, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED MARCH 31, 2014

(in thousands)

	Historical	CSI Historical	Pro Forma Adjustments		Pro Forma

Revenues:
Compression and other services	$111,185	$182,371	$—		$293,556
Sales of compressors and parts	9,159	128,476	—		137,635

Total Revenues	120,344	310,847	—		431,191
Cost of revenues (excluding depreciation and amortization expense):
Cost of compression and other services	61,483	86,189	—		147,672
Cost of compressors and parts sales	5,003	110,565	—		115,568

Total cost of revenues	66,486	196,754	—		263,240
Selling, general and administrative expense	17,282	32,358	—		49,640
Depreciation and amortization	14,851	38,613	8,406	(C)	71,814
			9,944	(E)
Interest expense, net	570	1,285	24,500	(I)	27,971
			4,845	(J)
			(3,229)	(K)
Other expense (income), net	1,338	(515)	—		823

Income (loss) before income tax provision	19,817	42,352	(44,466)		17,703
Provision (benefit) for income taxes	2,170	13,874	(16,177)	(L)	(133)

Net income (loss) before discontinued operations	17,647	28,478	(28,289)		17,836

General partner interest in income before discontinued operations	$352				$357

Common units interest in income before discontinued operations	$10,305				$13,917

Subordinated units interest in income before discontinued operations	$6,990				$3,562

Pro Forma Adjustments

A.	Reflects the cash impact of the following transactions:

•	$825.0 million of the preliminary cash consideration paid for the CSI Acquisition. The final cash consideration will be subject to certain working capital and other adjustments.

•	$350.0 million of cash proceeds from the Notes Offering, and $10.0 million of discounts and estimated offering expenses.

•	$400.0 million of cash proceeds from this offering of 15,280,000 common units which includes approximately $31.8 million of cash proceeds from the purchase of common units by an affiliate of our general partner. In addition, $15.2 million of underwriting discounts and estimated offering expenses are to be incurred.

•	Approximately $8.2 million from the contribution by our general partner in order to maintain its approximate 2.0% general partner interest.

•	$32.2 million repayment of our Existing Credit Agreement.

•	$161.5 million of borrowings under our New Credit Agreement and $5.7 million of estimated financing expenses.

•	$8.0 million of expenses related to the CSI Acquisition.

B.	The Partnership and seller of CSI will make a joint Section 338(h)(10) election to treat the purchase of CSI as an asset acquisition for U.S. federal income tax purposes. Therefore, no deferred tax assets or liabilities have been recorded on the opening balance sheet. As such, adjustments have been made to eliminate historical book/tax differences.

C.	Reflects fair value adjustments for property, plant and equipment acquired and related pro forma depreciation expense adjustments. Pro forma depreciation expense is calculated based on an average remaining useful life of 15 years for the acquired assets (in thousands).

	Property, plant and equipment			Depreciation expense
	Historical amounts	Fair value	Fair value adjustment	For the three months ended March 31, 2014	For the year ended December 31, 2013	For the twelve months ended March 31, 2014

Land	$1,126	$1,245	$119	$—	$—	$—
Buildings & improvements	21,208	29,914	8,706	145	580	580
Compressors	404,473	516,526	112,053	1,868	7,470	7,470
Machinery & equipment	2,994	5,385	2,391	40	159	159
Vehicles/rolling stock	1,786	3,761	1,975	33	132	132
Office furniture & equipment	773	1,752	979	16	65	65
Leasehold improvements	—	2	2	—	—	—
Construction in progress	922	922	—	—	—	—

Total	$433,282	$559,507	$126,225	$2,102	$8,406	$8,406

D.	Reflects the goodwill related to the CSI Acquisition. Please see discussion above for further details on the preliminary purchase price allocation.

E.	Reflects the fair value of acquired identifiable intangible assets and deferred financing costs related to the Notes Offering and related amortization expense adjustments, as follows (in thousands):

	Fair value	Remaining useful life (years)	Amortization expense
			For the three months ended March 31, 2014	For the year ended December 31, 2013	For the twelve months ended March 31, 2014

Intangible assets:
Backlog	$800	1.5	$133	$533	$533
Trade name	33,000	10.0	825	3,300	3,300
Customer relationships	35,300	9.5	929	3,716	3,716

Total intangible assets	69,100		1,887	7,549	7,549
Deferred financing costs:
Senior Notes	10,000	8.0	313	1,250	1,250
New Credit Agreement	5,725	5.0	286	1,145	1,145

Total deferred financing costs	15,725		599	2,395	2,395

Total	$84,825		$2,486	$9,944	$9,944

F.	Reflects the repayment of our Existing Credit Agreement of $32.2 million and entry into our New Credit Agreement and our initial estimated borrowings thereunder of $161.5 million, repayment of CSI Related Party Debt of $95.8 million prior to the closing of the CSI Acquisition, and also the notes related to the Notes Offering of $350.0 million.

G.	Reflects this offering of approximately $400.0 million of our common units representing limited partner interests (15,280,000 common units based on an assumed offering price to the public of $26.18 per unit, and $15.2 million of underwriting discounts and estimated offering expenses and $8.0 million of expenses related to the CSI Acquisition; the closing sale price of our common units on July 17, 2014 was $26.18) (excluding the up to 2,292,000 additional common units that may be purchased at the option of the underwriters). In addition, the adjustment reflects an $8.2 million contribution from our general partner to maintain its general partner interest.

H.	Reflects the elimination of CSI’s historical stockholders’ equity balances.

I.	Reflects the additional interest expense related to the Notes Offering based on an assumed interest rate of 7%. The annual impact of a 1% increase in the interest rate above the assumed interest rate of 7% would increase interest expense by approximately $3.5 million. If the Notes Offering is not consummated and the LP Bridge Loans of $350.0 million were effective as of January 1, 2013, the LP Bridge Loans would bear an interest rate of a 3-month LIBOR rate plus 6% for the first three months, increasing 0.5% each 90 days thereafter until the maturity date of 12 months after it is effective, resulting in approximately $24.7 million of interest expense for the year ended December 31, 2013.

J.	Reflects additional interest expense related to the draw on the New Credit Agreement.

K.	Reflects the total decrease to interest expense of $0.3 million, $1.0 million and $1.0 million for the three months ended March 31, 2014, the year ended December 31, 2013 and the twelve months ended March 31, 2014, respectively as a result of a repayment under our Existing Credit Agreement and the reduction to interest expense related to the termination of CSI’s long-term debt prior to the closing of the CSI Acquisition of $0.5 million and $2.3 million for the three months ended March 31, 2014 and the year ended December 31, 2013, respectively.

L.	Reflects the tax impact of the CSI Acquisition based on a blended statutory rate of approximately 36.4%.